Registration No. 333-[__________]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UPEXI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	83-3378978
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

17129 US Hwy 19 N. Clearwater, FL	337602
(Address of Principal Executive Offices)	(Zip Code)

Grove, Inc. 2019 Incentive Stock Plan

(as Amended and Restated as of May 24, 2022)

(Full Title of the Plan)

Andrew J. Norstrud

Chief Financial Officer

17129 US Hwy 19 N.

Clearwater, FL 337602

(701) 353-5425

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Clint C. Gage

Rasika A. Kulkarni

Dickinson Wright PLLC

350 East Las Olas Blvd, Suite 1750

Ft. Lauderdale FL 33301

(954) 991-5420

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Upexi Inc., a Nevada corporation (the “Company” or the “Registrant”, f/k/a Grove, Inc.), is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 4,444,444 additional shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) for issuance pursuant to the Grove, Inc. 2019 Incentive Stock Plan (as amended from time to time, the “2019 Plan”).

In connection with the 2019 Plan, the Registrant previously filed with the Commission a registration statement on Form S-8 (Registration No. 333-257491) on June 29, 2021 (the “Prior Registration Statement”). In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of the Prior Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). Documents containing the information required by Part I of the Registration Statement will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)	Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on September 28, 2022;

(b)

Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2022, December 31, 2022, and March 31, 2023 filed with the SEC on November 14, 2022, February 15, 2023, and May 15, 2023 respectively;

(c)

Current Reports on Form 8-K filed on July 1, 2022, July 14, 2022, July 18, 2022, August 4, 2022, August 12, 2022, August 16, 2022, August 17, 2022, August 31, 2022, October 12, 2022, October 24, 2022, November 1, 2022 (first filing), November 1, 2022 (second filing), November 3, 2022 (first filing), November 3, 2022 (second filing), November 30, 2022 (first filing), November 30, 2022 (second filing), December 2, 2022, February 10, 2023, February 16, 2023, February 21, 2023, February 24, 2023 (first filing), February 23, 2023 (second filing), March 6, 2023, April 10, 2023, April 13, 2023, April 14, 2023, April 19, 2023, May 9, 2023 (first filing), May 9, 2023 (second filing), May 10, 2023, May 15, 2023, May 18, 2023, May 25, 2023, June 9, 2023, June 15, 2023, June 16, 2023, June 20, 2023, June 22, 2023, June 27, 2023, and July 31, 2023 respectively; and

(d)	The description of our Capital Stock contained in our Registration Statement on Form S-1 filed on April 15, 2021, including any amendment or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

2

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description of Exhibit.

4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 filed with the Commission on April 15, 2021).
4.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on August 17, 2022).
4.3	Amended Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1 filed with the Commission on April 15, 2021).
4.4	Grove Inc. 2019 Incentive Stock Plan (incorporated by reference to Exhibit 10.1 of Grove Inc.'s Registration Statement on Form S-1 (file no. 333-255266), filed on April 15, 2021).
*4.7	Grove Inc. 2019 Amended and Restated Stock Incentive Plan, effective May 24, 2022.
*5.1	Opinion re legality.
*23.1	Consent of Independent Registered Public Accounting Firm.
*23.2	Consent of Counsel (included in Exhibit 5.1 to this Registration Statement).
*24	Powers of Attorney (included on signature pages hereto).
*107	Calculation of Filing Fee Table.

* Filed herewith.

3

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, Florida on August 9, 2023.

UPEXI, INC.

By:	/s/ Allan Marshall
Name:	Allan Marshall
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Allan Marshall and Andrew Norstrud as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments and supplements (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming that all such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

To effect the above, each of the undersigned has executed this Power of Attorney as of the date indicated beside each name.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Name	Title	Date
/s/ Allan Marshall	Chief Executive Officer, Chairman of the Board (Principal Executive Officer)	August 9, 2023
Allan Marshall
/s/ Andrew J. Norstrud	Chief Financial Officer, Director (Principal Financial Officer and Principal Accounting Officer)	August 9, 2023
Andrew J. Norstrud
/s/ Gene Salkind	Director	August 9, 2023
Gene Salkind
/s/ Thomas Williams	Director	August 9, 2023
Thomas Williams
/s/ Lawrence H Dugan	Director	August 9, 2023
Lawrence H Dugan

4